UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Kevin S. Crutchfield resigned from his positions as chief executive officer of Contura Energy, Inc. (the “Company”) and as a member of the Company’s board of directors (the “Board”), effective May 6, 2019.

Also as previously announced, on April 23, 2019 the Board named Charles Andrew Eidson, the Company’s executive vice president and chief financial officer, and Mark M. Manno, the Company’s executive vice president, chief administrative and legal officer and secretary, as interim co-chief executive officers (each an “Interim CEO”), effective May 7, 2019, while the Company’s search for a permanent chief executive officer is conducted.

On May 2, 2019, the Compensation Committee of the Board approved changes to the compensation arrangements of each Interim CEO, effective as of May 7, 2019, in consideration for his accepting the position of Interim CEO while maintaining his current positions and responsibilities, as well as to help ensure his retention as an executive of the Company. These changes were as follows:

•	Each Interim CEO will receive a fully vested cash payment of $300,000 (the “First Payment”) on May 7, 2019 (the “First Payment Date”).

•
If he remains an employee of the Company as of November 7, 2019 (the “Second Payment Date”), each Interim CEO will receive an additional fully vested cash payment of $300,000 (the “Second Payment”). If the Interim CEO voluntarily resigns from his employment with the Company prior to the Second Payment Date, he will forfeit his right to receive any portion of the Second Payment. If the Interim CEO’s employment is involuntarily terminated by the Company prior to the Second Payment Date for any reason other than “Cause” (as this term is defined in the Company’s Key Employee Separation Program), the Second Payment will be paid to the Interim CEO as soon as administratively practicable after the date of termination.

•
Each Interim CEO will be granted, on May 7, 2019, a number of restricted stock units under the Company’s 2018 Long-Term Incentive Plan equal to $300,000 divided by the price of the Company’s common stock at the close of trading on the New York Stock Exchange on May 6, 2019 (the “RSU Award”). The RSU Award will be payable in shares of the Company’s common stock and is subject to the execution between the Company and the Interim CEO of an award agreement having terms and conditions comparable to previous awards granted by the Compensation Committee. If the Interim CEO remains an employee of the Company as of May 7, 2020 (the “RSU Vesting Date”), the RSU Award will vest in full on the RSU Vesting Date. If the Interim CEO voluntarily resigns from his employment with the Company prior to the RSU Vesting Date, he will forfeit his right to receive any portion of the RSU Award. If the Interim CEO’s employment is involuntarily terminated by the Company prior to the RSU Vesting Date for any reason other than Cause, the RSU Award will immediately vest in full.

On May 2, 2019, the Compensation Committee also established retention arrangements with two of the Company’s other named executive officers - Scott Kreutzer, the Company’s chief operating officer, and Kevin Stanley, the Company’s chief commercial officer (each an “Executive”) - in order to help ensure their retention as executives of the Company. These arrangements were as follows:

•
Each Executive will receive a cash payment on the First Payment Date. The amounts of these payments will be $158,333 to Mr. Kreutzer and $133,333 to Mr. Stanley, and they will vest in full upon the Second Payment Date. If the Executive voluntarily resigns from his employment with the Company or is terminated by the Company for Cause prior to the Second Payment Date, he must refund to the Company the full amount of the payment he received on the First Payment Date. If the Executive’s employment is involuntarily terminated by the Company prior to the Second Payment Date for any reason other than Cause, the payment he received on the First Payment Date will immediately vest in full and he will no longer have any obligation to refund any portion of the payment to the Company.

•
Each Executive will receive a cash payment on the Second Payment Date. The amounts of these payments will be $158,333 to Mr. Kreutzer and $133,333 to Mr. Stanley, and they will vest in full on May 7, 2020. If the Executive voluntarily resigns from his employment with the Company or is terminated by the Company for Cause prior to May 7, 2020, he must refund to the Company the full amount of the payment he received on the Second Payment Date. If the Executive’s employment is involuntarily terminated by the Company prior to May 7, 2020 for any reason other than Cause, the payment he received on the Second Payment Date will immediately vest in full and he will no longer have any obligation to refund any portion of the payment to the Company.

•
On May 7, 2019, each Executive will be awarded restricted stock units under the Company’s 2018 Long-Term Incentive Plan. The value of these units will be $158,333 in the case of Mr. Kreutzer and $133,333 in the case of Mr. Stanley, and the number of units awarded will be equal to these values divided by the price of the Company’s common stock at the close of trading on the New York Stock Exchange on May 6, 2019. The terms and conditions of these awards will be the same as those of the RSU Award granted to each Interim CEO.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2019, Contura Energy, Inc. (“the Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) via internet webcast. As of the record date for the Annual Meeting, March 12, 2019, there were 19,085,339 shares of common stock outstanding and eligible to vote. 15,680,003 of these shares, or 82.16%, were represented in person or by proxy at the Annual Meeting. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1:  The election of nine (9) directors nominated by our board of directors for a term of one year.

Nominee	For	Withheld	Broker Non-Votes
Kevin S. Crutchfield	10,038,390	1,605,314	4,036,299
Albert E. Ferrara, Jr.	8,403,936	3,239,768	4,036,299
Daniel J. Geiger	10,122,765	1,520,939	4,036,299
John E. Lushefski	9,983,959	1,659,745	4,036,299
Anthony J. Orlando	8,359,010	3,284,694	4,036,299
David J. Stetson*	6,907,457	4,736,247	4,036,299
Harvey L. Tepner	9,922,702	1,721,002	4,036,299
Neale X. Trangucci	10,566,840	1,076,864	4,036,299
Michael J. Ward	8,438,686	3,205,018	4,036,299
__________________
* Following his nomination, Mr. Stetson declined to stand for re-election. Votes cast regarding Mr. Stetson’s election were therefore void and he was not elected.

Proposal 2:  Advisory approval of the Company’s executive compensation.

For:	10,191,496
Against:	767,522
Abstain:	684,686
Broker Non-Votes:	4,036,299

Proposal 3:  Advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

Every Year:	10,855,486
Every Two Years:	3,421
Every Three Years:	6,201
Abstain:	778,596
Broker Non-Votes:	4,036,299

Proposal 4:  The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

For:	15,582,171
Against:	93,918
Abstain:	3,914
Broker Non-Votes:	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: May 6, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary